Exhibit 5.2

SPIRE INC.

700 Market Street

St. Louis, MO 63101

Mark C. Darrell

Senior Vice President,

Chief Legal and Compliance Officer

May 14, 2019

Spire Missouri Inc.

700 Market Street

St. Louis, Missouri 63101

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, Chief Legal and Compliance Officer of Spire Inc., a Missouri corporation and the parent company of Spire Missouri Inc., a Missouri corporation (the “Company”). I am responsible for the legal affairs of the Company and, in that capacity, I am familiar with the preparation of the registration statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) on the date hereof. The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to the Company contained therein (the “Prospectus”) and one or more supplements, free writing prospectuses or other offering materials with respect to the Prospectus (each, a “Prospectus Supplement”), by the Company of an unspecified number or amount and aggregate initial offering price of securities (the “Securities”) consisting of (a) first mortgage bonds (the “Bonds”), (b) shares of the Company’s Preferred Stock, $25.00 par value per share (the “Preferred Stock”), (c) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”) and (d) senior unsecured debt securities (the “Unsecured Debt Securities”). The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have examined originals or certified copies of (a) the Registration Statement, (b) the Form of Indenture (For Unsecured Debt Securities), between Spire Missouri Inc. and a trustee to be appointed by Spire Missouri Inc. prior to the issuance of any Debt Securities thereunder (the “Trustee”), under which the Debt Securities will be issued, filed as Exhibit 4.23 to the Registration Statement (as amended, supplemented or modified from time to time, the “Indenture”), (c) the Mortgage and Deed of Trust, dated as of February 1, 1945 (which has been filed as Exhibit 4.10 to the Registration Statement), as previously supplemented by certain supplemental indentures thereto (which have been filed as Exhibits 4.11 through 4.21 to the Registration Statement) (the “Mortgage and Deed of Trust”) and (d) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which I assume to be true, correct and complete.

On the basis of the foregoing and assuming that (a) the Registration Statement, and any amendments thereto, will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities; (b) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement will have been prepared and filed with the Commission under the Act; (c) the Company will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or any debt securities of the Company or result in a default or breach of any agreement binding upon the Company, and will comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it; (d) the Board of Directors of the Company (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the execution, authentication, issuance and delivery of those Securities and approve the terms of the offering and sale thereof and the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Board, the Company’s Restated Articles of Incorporation and applicable law; (e) any Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the Preferred Stock of the Company within the limits of the Preferred Stock then remaining authorized but unreserved and unissued; (f) with respect to any Depositary Shares, a deposit agreement (the “Deposit Agreement”) relating to such Depositary Shares and the related receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as depositary (the “Depositary”), to be selected by the Company; (g) with respect to any Unsecured Debt Securities, (i) the Indenture and the Trustee thereunder will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable, and (ii) the Indenture and any supplemental indenture or officer’s certificate delivered pursuant thereto establishing such Unsecured Debt Securities will have been, authorized, executed and delivered by the Company and the Trustee; (h) an order of the Missouri Public Service Commission relating to the issuance of the applicable Securities, shall have become and remain effective and the Company shall have complied with the terms and conditions of such order; and (i) the applicable Securities have been issued and sold upon the terms specified in such resolutions of the Board and in any applicable regulatory approvals and in compliance with applicable federal and state securities laws; I am of the opinion that:

1.

The Bonds of each series will be duly authorized and legally issued and will constitute the binding obligations of the Company when an appropriate supplemental indenture shall have been duly executed and delivered relating thereto (the form of which has been filed as an Exhibit 4.16 to the Registration Statement), the Bonds of such series have been duly executed, authenticated, issued, and delivered in accordance with the Mortgage and Deed of Trust, and the supplemental indenture relating thereto, and the Company has received the consideration therefore as contemplated by the Prospectus and the Registration Statement and approved by the Board.

2.

The Preferred Stock will be validly issued, fully paid and nonassessable when all other necessary corporate action has been taken to fix the terms thereof and to authorize the execution and filing of a Certificate of Designations relating thereto with the Secretary of State of the State of Missouri, such Certificate of Designations having been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Missouri, and upon receipt by the Company of the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board.

3.

The Depositary Shares will be duly authorized when all other necessary corporate action has been taken to authorize and approve (i) the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above and the deposit of such Preferred Stock with the Depositary under the applicable Deposit Agreement, (iii) the execution and delivery of the applicable Deposit Agreement and (iv) the issuance and delivery of such Depositary Shares, with Depositary Receipts representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Deposit Agreement and the terms of any applicable definitive purchase, underwriting or similar agreement.

4.

The Unsecured Debt Securities will be duly authorized and legally issued when forms of such Unsecured Debt Securities complying with the terms of the Indenture and evidencing such Unsecured Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable resolutions of the Board or supplemental indenture or officer’s certificate establishing such Unsecured Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefore.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	I express no opinion as to the laws of any jurisdiction other than the laws of the State of Missouri.

B.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Mark C. Darrell
Mark C. Darrell

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